November 1, 2006 Exhibit 99.2 rd MasterCard Incorporated 3 Quarter 2006 Financial Results Conference Call

3 Quarter Financial Results
•
Delivered net income of $193 million and earnings per share of $1.42
•
Achieved strong revenue growth of 13.9% primarily due to:
–
Gross dollar volume growth (15.0% to $502 billion)
–
Increased processed transactions (18.9% to 4.2 billion)
–
Restructured cross-border pricing (implemented April 2006)
•
Achieved operating margin of 30.5%
•
Continued already solid financial position - $2.3 billion of cash, cash equivalents and available-for-sale securities at quarter end rd

3 Quarter Selected Financial Performance
($ in Millions, except percentages and per share data)
(4.6) 219 209 Advertising and Market Development
(4.3) 27 25 Depreciation and Amortization
NM - - Litigation Settlements
37.3 1.03 1.42 Basic and Diluted EPS
(1.4) ppts. 35.3% 33.9% Effective Tax Rate
38.8 139 193 Net Income
18.7 331 393 General and Administrative
27.9 215 275 Operating Income
13.9 $792 $902 Net Revenue
YOY
% Growth
Rate
3Q 2005
adjusted for
special items
3Q 2006
a.  See Appendix A for GAAP reconciliation of special items
a
a
a
a
a
rd

Note: Figures may not sum due to rounding
25.2 25.1 31 Latin America
12.9 16.7 135 Europe
13.0 21.2 19 Canada
6.1 7.8 70 Asia Pacific
17.3 17.3 238 United States
15.0 16.5 502 Worldwide
44.6 36.7 8
South Asia / Middle
East / Africa
Local
Currency
U.S.
Dollar
GDV
($  Billions)
% Year-Over-Year Growth
MasterCard Branded Volume (GDV)
Third Quarter 2006

$241
$278
$0
$50
$100
$150
$200
$250
$300
3Q05 3Q06
20%
30%
40%
50%
60%
70%
80%
Net Assessment Fees-
Net Assessment Fees as a % of Gross Assessment Fees--
•
Net assessments down $37 or 13.3%
•
Gross assessments increased -
$20 or 4.6% over 2005.  Key drivers
include:
–
GDV increases
–
Restructured pricing, primarily $42
reclassification to operations fees
(offsets gross assessments) -
•
Net assessments as % of -
gross
assessments-
declined
due to an increase in incentives
primarily from:
–
New and renewed customer and
merchant agreements
rd
3 Quarter Revenue - Assessments
($ in Millions)

•
Net operations fees up $147
or 28.6%
•
Gross operations fees increased
$169 or 30.2%.  Key drivers
include increases in:
–
Processed transactions
–
GDV
–
Restructured pricing,
including $42 million
reclassification from
assessments-
•
Net operations fees as % of
gross operations fees declined
due to an increase in rebates
primarily from:
–
Consolidation of major
customers
–
Impact of restructured
pricing
$661
$514
$0
$100
$200
$300
$400
$500
$600
$700
3Q05 3Q06
85%
88%
91%
94%
97%
100%
Net Operations Fees
Net Operations Fees as a % of Gross Operations Fees
rd
3 Quarter Revenue -
Operations Fees      -
($ in Millions)

$0
$100
$200
$300
$400
$500
3rd Quarter 2005 3rd Quarter 2006
General & Administrative Advertising & Marketing
Depreciation & Amortization Litigation Settlements
Total operating expenses
decreased 2.6% to $627:
–
Adjusted for 2005 special
items, increased 8.8%
General and administrative,
increased 12.2% to $393:
–
Adjusted for 2005 special
items, increased 18.7%
–
Driven by increases in
professional fees and
personnel costs
Advertising and market
development decreased $10
or 4.6%:
–
Primarily due to focus on
World Cup sponsorship
activities which concluded
in the beginning of 3Q06
No litigation settlements were
accrued during 3Q06
$331 a
$219
$27
$48
$393
$209
$25
a.  See Appendix A for GAAP reconciliation of special items
a
a
rd
3 Quarter Operating Expenses
($ in Millions)

• Cash, cash equivalents and available-for-sale securities of $2.3 billion
• Stockholders’ Equity at $2.3 billion
• Accounts receivable increased $97 million primarily due to:
– Pricing recalibration in Europe
– Volume increases
– An increase in VAT receivable due to timing of payments
• Obligations under the U.S. Merchant Lawsuit and other litigation settlements decreased $40 million due to:
– $95 million in payments of litigation settlements
– Offset by $55 million in accruals and interest accretion
• Generated $447 million in cash flow from operations during the nine months ended September 30, 2006
Balance Sheet and
Cash Flow Statement Highlights

9 4Q Special Items for Consideration ($ in Millions) 4Q05 Special Items: Currency Conversion Reserve (reported as Litigation Settlements expense) ($27) Pre-Tax (Expense)

10 • Grow revenue • Continued margin improvement • Deliver net income growth • Return on equity Long-Term Performance Objectives

a
Adjustment to reflect accounting methodology change for cash-based executive incentive plans
b
Litigation settlements
c
Gains from the settlement of a contractual dispute
($ million)
YOY Growth
Actual Special Items As Adjusted Actual Special Items As Adjusted
As Adjusted
Revenue
$902
-
$902 $792
-
$792 13.9%
General and Administrative                   393 - 393                   350 19 a 331 18.7%
Advertising and Marketing

-
209 219
-
219 (4.6%)
Litigation Settlements - - -                     48 48 b - NM
Charitable Contributions
- - - - - - NM
Deprecation and Amortization 25 - 25 27 - 27 (4.3%)
Total operating expenses
                  627 - 627                   644 67                    577 8.8%
Operating Income
275 - 275 148 67 215 27.9%
Investment Income
34 - 34 16 - 16 112.5%
Other income (expense)
- - - 18                        (17)
c
1 NM
Net Income
193 - 193 106 33 139 38.8%
Earnings Per Share
1.42 - 1.42 0.79 0.24 1.03 37.3%
For the three months ended September 30, 2006 For the three months ended September 30, 2005
Appendix A: GAAP Reconciliation